SECURITY AGREEMENT

FLOATING CHARGE TO SECURE ALL DEBTS OF THE COMPANY
WITHOUT LIMITATION IN AMOUNT

DEBENTURE

That was issued and signed in_________on the date November ___, 2006.
By:

Company Name: Inrob Ltd Co. No___________________________
Address_______________________________________________- ZiPcode ______(hereinaner:" the Company")
In favor of: the Subscribers detailed in Annex A to this Agreement (hereinafter:"Subscribers")

In accordance with the organizational documents of the Company, its Articles and all the other provisions that give the Company authority and power in this matter.

This debenture gives witness to the following matters:

1.	Nature of the debenture, its scope and the secured debts.

A.
This debenture is given to secure the full and exact payment of each and every one of the debts and obligations (hereinafter: "Debts") of the Company towards the Subscribers under the Subscription Agreement executed between Company and Subscribers dated November ____, 2006, without exception, including and without derogating from the generality of the aforesaid, and including all of the following (but without being exclusionary), an existing or future debt, renewable or conditional, in a fixed sum or not in a fixed sum, whether it is direct or indirect, whether the debt is denominated and/or calculated in Israeli currency and whether the debt is denominated and/or calculated in any other currency and without derogating from the generality of the aforesaid, there will be included in every such debt as well debts in connection with any principal, interest, differentials for linkage to any index whatsoever, any rate/currency differentials whatsoever, commissions, fees, taxes, surcharges, required payments of any type, expenses for attorneys' fees and damages, as well as all debts that are owed or that are liable to be owed by the Company due to and/or in connection with any obligations, guarantees and debts of various types of the Company towards the Subscribers and/or in favor of the Subscribers (the aforesaid debts, in whole or in part, and any part of them, will be called hereinafter: the "Secured Debts").

B.
1) This debenture is continuous, constant and may not be diminished and/or changed or cancelled or removed except according to express approval that must be given in advance and in writing by the Subscribers - for the removal of doubt it is hereby clarified: any extension, payment, discount, compromise arrangement, waiver/forgiveness on the part of the Subscribers in any connection whatsoever with the secured debts and/or in connection with the business of the Subscribers with the Company, shall not in and of itself serve to diminish and/or change this debenture and/or cancel it in whole or in part.

2) The meeting by the Company of its current and/or other obligations under the Subscription Agreement and/or the Secured Convertible Notes shall result in the termination of this debenture in whole.

3)  This debenture is intended to add to and not to detract from any additional and/or other security held by the Subscribers, whether it exists today or whether it will be given in the future and in any case all the securities as well as this debenture itself - shall be independent of each other and will be realizable by the Subscribers, whether in an alternative or in a cumulative manner, all according to the determination of the Subscribers.

C.	This debenture, the secured debts as well as the amounts that the Company will be obligated to pay to the Subscribers in accordance therewith, are and will be unlimited in amount.

2.	The Charged Property

A.	As security for the full and exact discharge of the secured debts, the Company hereby charges in favor of the Subscribers and their successors:

1) By first degree floating charge, all of the property, assets (movable, real and other), money, securities, bills, notes, documents, rights and all other property, of any type and kind whatsoever without exception, of the Company, all of their profits and additions it will have at any time whatsoever in the future throughout the whole period of the validity of this debenture.

2) By fixed charge and by first degree pledge its share capital that has net yet been demanded and/or paid-up and its rights to good-will as all these exist on the date of signing this debenture and as may exist at any time.

3) By fixed charge and by first degree pledge as well as by assignment by way of charge, all of its rights to receive money and/or other rights that arise from insurance, including all its rights according to the Property Tax and Compensation Fund Law, 5721-1961, and/or according to any other law, as will be in effect from time to time. (The charged assets and any part of them will be called in this debenture: the “Charged Property").

B.
For the removal of doubt, it is hereby clarified that the charge and the pledge that are created according to this debenture will apply, inter alia, also to every right to compensation and/or indemnification and/or to participation in a risk that the Company will have due to any loss, deficiency, damage, expropriation, seizure, confiscation, conscription or destruction of the charged property and/or due to any other reason.

C.
The Subscribers will be entitled to deposit the charged property that will be delivered to it or any part of it with a Collateral Agent on its behalf, in its discretion, and to replace the Collateral Agent from time to time.

D.
Without derogating from the duty of the Company to register the debenture within the prescribed period, as well as any charge involved in and/or arising therefrom, in whole or in part, with any competent authority according to any law and with every registry required for the matter - the Subscribers will be entitled to perform by themselves all of the activities listed above or some of them and the Company undertakes to fully cooperate with the Subscribers in this regard and without derogating from the generality of the aforesaid - to sign every document necessary for such purpose and to appear before every person and/or body and/or competent authority.

3.	Non-redemption of the charged property

The Company and any person whose rights are liable to be harmed from the giving of this debenture or from its realization, will not have the right, according to paragraph 13(B) of the Pledges Law, 5727-1967, or according to any other provision that may replace such paragraph to redeem the charged property in whole or in part by the fulfillment of the secured debts and/or any part of them before the date for their fulfillment has arrived, unless the Subscribers will consent in advance and in writing to prepayment for the redemption and/or return of the charged property, all subject to and according to that consent including all of its conditions

4.	Declarations of the Company regarding the charged property

The Company hereby declares that:

A.	The charged property in whole is under the exclusive ownership and possession of the Company and/or under its control.

B.
Its rights in connection with the charged property are free and clean of any third party rights and that on the charged property and on its rights therein and thereto there does not exist any attachment, charge, pledge, mortgage and other third party rights of any type and kind whatsoever (excluding the charge specified in the notice of the Company attached to this debenture as an inseparable part hereof, inasmuch as such a signed notice is attached to his debenture).

C.
It is entitled to charge the property that is charged according to this debenture according to its conditions, and there is no restriction, condition or impediment by law and/or by agreement and/or in any other way to the charging of the charged property, to the undertaking according to this debenture, not even in connection with the rights to transfer the ownership of the charged property, and also no right in the charged property and/or in connection with it was given or assigned, and no other activity was done that is liable to derogate from the value of the charged property and/or from the value of any charge according to this debenture.

D.
It is liable towards the Subscribers for any defect and/or discrepancy in connection with its rights in the charged property as well as to the truth, validity and correctness of all the signatures, endorsements and the particulars of all the bills, documents and securities that were and/or that will be delivered to the Subscribers as security.

5.	Obligations of the Company regarding the charged property

The Company hereby adds and undertakes as follows:

A.	To make use of and also to act in connection with every matter and thing connected with or arising from the charged property, subject to this debenture.

B.
To protect the charged property and also to hold it and maintain it in good condition and suitable for use, to use carefully, to notify the Subscribers of any occurrence of damage, harm, breakage or defect that will occur to it and to immediately and property repair any damage, harm, breakage or defect that will so occur to it for any reason whatsoever and to be responsible towards the Subscribers for any such occurrence of damage, harm, breakage or defect. All the aforesaid will be performed by the Company and on its account.

C.
To enable, at any time, the Subscribers and/or their collateral agent and/or anyone that will be appointed by them, to visit and examine the charged property in the place it is located and also to receive details in connection with it.

D.
To deliver to the Subscribers or to a collateral agent that will be appointed on their behalf, upon the first demand of the Subscribers and under the conditions detailed in the Subscription Agreement and the Secured Convertible Note, the charged property in whole or in part. It is hereby agreed that if the Company will not fulfill the provisions of this demand, the Subscribers will be entitled from time to time, without the need for the additional consent of the Company, to remove the charged property in whole or in part, from its possession, and to hold it in any place that it will deem fit, and also to deliver it to a Collateral Agent that will be so appointed on its behalf, and to replace the Collateral Agent from time to time.

E.
To pay on time and in accordance with every law all of the taxes, fees, surcharges and obligatory payments of any type and kind that are imposed and also that will be imposed upon and/or in connection with the charged property and/or on any of the income that arises from it, and also to pay on time all of the payments that apply to the Company according to this debenture and without derogating from the generality of the aforesaid - payments according to paragraph 6 below, and to provide to the Subscribers, upon its first demand, all of the receipts that provide evidence of the making of such payments. It is hereby clarified and agreed that if the Company will not make such payments, on time, the Subscribers will be authorized (but not obligated) to pay them on the account of the Company and to debit it for the aforesaid payments.

F.
Not to empty the Company of its property, not to smuggle, not to conceal, and not to hide the charged property subject to the case of a transaction in the ordinary course of business of the Company and for value: not to sell, not to lease, not to rent, not to deliver, not to remove from its possession, not to renounce, not to waive, not to transfer in any other manner whatsoever the charged property, and without derogating from that stated, any asset, claim or right of the Company, in whole or in part, that belongs to it now or that will belong to it in the future, in whole or in part, to another or to others, not to transfer them from place to place and not to allow another or others to do any of the aforesaid actions without the prior written consent of the Subscribers, all subject to the case of a transaction in the ordinary course of business of the Company for value.

G.
Not to create any other charge or pledge of any type or kind whatsoever and of any degree whatsoever over the charged property, with rights that will be prior or equal or subsequent to the rights given to the Subscribers by this debenture and not to assign any right whatsoever that the Company has in the charged property, without the express consent of the Subscribers that must be given in writing and in advance.

H.
Not to take any proceedings whatsoever on account of the charged property and/or on account of the secured debts that are liable to cause any harm to and/or diminishment of the ability of the Subscribers to realize this debenture.

I.	To notify the Subscribers within 10 business days:

1)
Of any incident of loss, deficiency, damage, expropriation, attachment, seizure, confiscation, conscription of the charged property, the taking of any execution action and/or other realization steps, the submission of a petition for the liquidation of the Company and/or for receivership and/or for the appointment of a receiver and/or for the appointment of a receiver and manager and/or of the taking of an action for the appointment of a special director and also regarding all proceedings and/or petitions, orders and appointments, temporary or permanent, regarding all of these and of the said type. The Company also undertakes to notify regarding the charge that is in favor of the Subscribers to any body and/or person that took actions as aforesaid or some of them and also to any third party and to any authority that may be connected to the maker, that initiated and/or requested the taking of such actions or some of them and also to immediately take the measures necessary, on the account of the Company, for the purpose of the immediate cancellation of each one of the activities listed above.

2)
Of any incident of the claim of any right whatsoever with respect to the charged property or with respect to any of the securities that were delivered to the Subscribers by the Company and/or in connection with them in a manner that may harm and/or diminish them and/or their value and/or the ability of the Subscribers to be paid from them.

3)	Of any significant decrease in value of the charged property, in whole or in part and/or of any security whatsoever that was given to the Subscribers.

6.	Insurance

A.	The Company hereby undertakes:

1)
To hold the charged property insured at all times at its full value against all risks of loss or damage that may occur to it including insurance for the event of fire, flood, earthquake and against all other risks, with an insurance company or companies (hereinafter: 'the insurance company") and also insured according to the Property Tax and Compensation Fund Law, 5721-1961, as it will be in effect from time to time or according to any other law that will replace it (hereinafter: 'the aforesaid law") for any occurrence that will be possible to insure and/or to which there applies a duty to insure according thereto in the manner and on the conditions to which the Subscribers will agree, and to transfer to the Subscribers all the rights that arise from all such insurance in the form that the Subscribers will approve, with the right of the Subscribers to transfer these rights to whomever the Subscribers will transfer its rights under this debenture.

2)
To pay the insurance premiums to the insurance company and also to pay the insurance premiums according to the aforesaid law (hereinafter jointly and severally: 'the insurance premiums") on time and also to pay all the property tax payments that are owed and/or that will be owed by it, if indeed the duty to pay them will apply to it.

3)	Not to cancel and not to change in any form whatsoever any condition or conditions of the aforesaid insurance, without the prior written consent of the Subscribers.

4)
To fulfill and maintain every condition of the insurance policy and without derogating from the generality of the aforesaid, to give immediate notice to the insurance company when the Company becomes aware of the occurrence of an event that is liable to be a cause for a claim according to the insurance policy.

5)	A) To notify the Subscribers of any event that can serve as a cause for the demand of money from the insurance company and/or according to the aforesaid law.

B) Without derogating from that stated in subparagraph (A) above, to transfer to the Subscribers, even without its demand, all amounts that will be paid to it directly by the insurance company and/or according to the aforesaid law - if they will be paid, so that they will serve as payment on account of the secured debts.

6)	To pledge in favor of the Subscribers all its rights to receive monies and/or other rights arising out of the Insurance.

B.
It is possible for the insurance company to be replaced by the Company but this is only subject to and in accordance with what is stated in paragraph 6 above and below, and in a manner that will ensure the rights of the Subscribers.

C.
It is hereby clarified that the mere performance and existence of the insurance and its conditions will not release the Company from liability for the wholeness and good condition of the charged property and to all of its other obligations according to this debenture and to all of its undertakings for the payment of the secured debts.

7.	General obligations of the Company

The Company hereby adds and undertakes as follows:

A.	Giving of notices - The Company will notify the Subscribers within 3 business days of the occurrence of any:

1)	Change of address of the Company.

2)
An event that constitutes a cause for accelerated payment whether according to this debenture or according to any obligation of the Company and/or agreement and/or document by which the Company is obligated towards the Subscribers.

3)	An event that requires notice according to this debenture in general and paragraphs 5(1) and 6 above in particular.

B	Signature on documents - The Company undertakes:

To sign upon the first demand of the Subscribers every document and every form required in the discretion of the Subscribers in this manner, for the purpose of performing its obligations included in this debenture including and without derogating from generality of the aforesaid, for the purpose of collecting money, for the purpose of any insurance payments whatsoever according to paragraph 6 above, and/or in any case that according to the laws of the State of Israel, there is or will be a need in the exclusive discretion of the Subscribers for the signature of the Company on any document or form whatsoever in order to give or maintain complete validly to this debenture, with all of its provisions, and also with regard to every matter and thing required for its realization.

C.	The Company undertakes not to pass a resolution for liquidation of the Company without receipt of the prior and written approval of the Subscribers.

8.	Acceleration for immediate payment and realization of the debenture

Without derogating from the rights of the Subscribers according to the conditions of this debenture and/or according the Subscription Agreement and/or the Secured Convertible Note, the Company is and/or will be obligated towards the Subscribers and/or according to any law and in addition thereto, the Subscribers will be entitled in each one of the following instances to demand of the Company the immediate payment of the secured debts in whole or in part (whether their maturity date has arrived or not) -upon such first demand, the secured debts will become immediately due, and these are the instances:

A.
If an event or condition will occur that is a cause for immediate payment according to the conditions of the Subscription Agreement and/or Secured Convertible Note by which the Company is obligated and/or will be obligated towards the Subscribers.

B.
If a petition for a compromise or for an arrangement or for the giving of an order for a stay of proceedings against the Company according to the Companies Ordinance (New Version), 5743-1983, or according to any additional or other law that will replace it will be submitted.

C.
If the charged property or any material part of it will be seized, confiscated, expropriated, conscripted, destroyed, burned, loses its value or become lost, without appropriate insurance/ compensation being awarded.

9.	Collection of the secured debts

A.
Without derogating from the rights of the Subscribers according to the conditions of this debenture and/or according to the Subscription Agreement and/or document and/or undertaking by which the Company is and/or will be obligated towards the Subscribers and/or according to any law, it is expressly declared and clarified that in every one of the instances set forth in paragraph 8 above the Subscribers will be entitled to notify the Company of the immediate (or on a date set by the Subscribers) crystallization of the floating charge or part of it, to use all of the means that it will deem fit in order to collect the secured debts whether their maturity date or of any part of them has arrived or not, and also to use its rights according to this debenture, in whole or in part, including and without derogating from the generality of the aforesaid, to realize the charged property in whole or in part and to make use of its proceeds for payment of the secured debts in whole or in part without the Subscribers being required to first realize any other security in as much as such will be held by the Subscribers.

B.
1) In any event in which the Subscribers will be required to give notice as a condition for any realization whatsoever of this debenture or any part of it, notice of 7 (seven) business days in advance regarding the steps that the Subscribers is about to take will be considered as given at a reasonable time.

2) For the avoidance of doubt it is hereby expressly clarified that nothing with respect to the said 7 (seven) business day period shall derogate from the right of the Subscribers to take immediate action in any event in which any delay whatsoever is liable to cause a worsening of its condition and/or the condition of the securities standing to its benefit and/or the possibilities of their realization.

C.
The Subscribers will be entitled to realize the charged property (or any other property), in whole or in part, by the court and/or by the execution office and/or by itself and/or in any other way, inter alia, by way of appointing a receiver and/or appointing a receiver and manager of behalf of the Subscribers and whose authority will be, inter alia, as set forth below (this without the Subscribers being required beforehand to take any other legal measures whatsoever in order to execute and perform any of its rights against the Company and/or against others or to realize other securities that exist or that will exist with the Subscribers):

1)	To receive into its possession the charged property in whole or in part

2)	To manage the business of the Company or to participate in its management as it deems appropriate.

3)	To sell or agree to sell the charged property in whole or in part, or to transfer it or agree to transfer it in any other manner, all on the conditions and in the manner that it will deem fit.

4)	To make any other arrangement regarding the charged property in whole or in part, as it will deem fit.

D.
For the purpose of collecting the secured debts whose amounts are set in Israeli currency and/or in foreign currency, as the case may be, the Subscribers and/or the resolvers and/or the receivers and managers and/or the liquidators and/or the trustees of the Company - as the case may be - will be entitled to convert amounts denominated in the type of currency in its possession into the type of currency necessary in their opinion for the complete or partial discharge of the secured debts.

E.
In the event that at the time of selling the charged property the maturity date of the secured debts or any part of them has not yet arrived or the secured debts or part of them will be owed to the Subscribers conditionally only, the Subscribers will be entitled to deduct from the proceeds of such sale the amount sufficient to cover all of the amounts of the secured debts and the amount that will be collected will be pledged and charged to the Subscribers to secure them and will remain in the possession of the Subscribers until their complete discharge.

10.	Crediting of amounts

All the amounts that will be received by the Subscribers from the Company and/or that will be received by the Subscribers on behalf of the Company and/or that will be collected by the Subscribers, whether by itself or by a receiver or by a receiver and manager or otherwise, whether they will be received in the manner of the realization of a security or collateral or whether they will be received in any other manner or form (whether before the maturity date of the secured debts, in whole or in part, whether on the maturity date, or whether afterwards), including and without derogating from the generality of that stated, amounts that will be received from income from the charged property, the proceeds of its sale, amounts that will be paid to the Subscribers will be posted by the Bank to the credit of the account and on the date that the Subscribers will deem fit according to its exclusive determination of account of the secured debts according to the following order, or according to any other order that the Subscribers will choose (this is even it another notice was given by the Company or by any third party whatsoever):

A.
To discharge all the expenses that were and/or will be caused in connection with the collection of the secured debts including expenses connected with the appointment and fees of a receiver and/or receiver and manager at the rate that will be set by the Subscribers or that will be approved by the court or the execution office.

B.
To discharge all the secured debts that will be owed to the Subscribers due to a condition of linkage, interest, damages, commission and expenses that are and/or will be owed to the Subscribers according to this debenture.

C.	To discharge all the amounts that are owed to the Subscribers as principal of account of the secured debts including additional amounts arising from the linkage of the principal.

11.	Delay in exercise of the rights of the Bank

A.	No waiver on the part of the Subscribers, compromise or arrangement whatsoever with the Subscribers will be binding upon the Subscribers unless it was done expressly and in writing.

B.
The Company agrees that in every instance when the Subscribers will not exercise its tights or will delay in the exercise of its rights, whether they arise from this debenture or are connected to it, whether they arise from any law or otherwise and/or if it will give an extension or concession or waiver, this fact will not be considered as a waiver of these rights or as any admission whatsoever of the part of the Subscribers or to any precedent whatsoever, both with regard to the incident in connection with which the Subscribers had the opportunity to exercise that right and with regard to any other incident, and the Subscribers is entitled to exercise the rights that arise from this debenture and/or that are connected with it and/or that arise from the law at any time that it will deem fit.

12.	Address of the Company and the sending of notices

A.
The address of the Company will be considered for the purpose of this debenture the address that is indicated at the beginning of this debenture or any other address in Israel regarding which the Company will notify the Subscribers by registered mail and whose receipt the Subscribers will confirm in writing.

B.
The Subscribers will be entitled to send and/or deliver to the Company a notice, letter or other document of any kind whatsoever whether by regular mail, by registered mail, by mechanized means, by means of telephone, by means of facsimile, by means of computer, or by any other reasonable means at the choice of the Bank

13.	Jurisdiction

A.	This debenture will be interpreted by and in accordance with the laws of the State of Israel.

B.	The exclusive place of territorial jurisdiction is hereby agreed upon between the parties to be filed solely in the courts of Tel Aviv- Jaffa, Israel.

14.	General provisions and Interpretation

In this debenture:

A.	The preamble to this debenture constitutes an inseparable part hereof.

B.	The paragraph headings in this debenture are intended for convenience and reference only and not for the purpose of interpretation.

IN WITNESS WHEREOF WE HAVE SIGNED HERETO